Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 6, 2006, relating to the financial statements of Jamba Juice Company and Subsidiary as of June 27, 2006 and June 28, 2005 and for each of the three fiscal years in the period ended June 27, 2006 appearing in the Current Report on Form 8-K of Jamba, Inc. (formerly Services Acquisition Corp. International) dated November 29, 2006.

/s/ Deloitte & Touche LLP

San Francisco, California

December 1, 2006